UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Sky-mobi Limited
(Exact name of registrant as specified in its charter)

Cayman Islands (State of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
10/F, Building B, United Mansion
No. 2, Zijinhua Road, Hangzhou
Zhejiang 310013
People’s Republic of China
(86-571) 8777-0978
(Address of principal executive offices, including Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each
to be so registered	class is to be registered
American depositary shares, each representing eight common shares of par value $0.00005 per share	The NASDAQ Stock Market LLC

Common shares of par value $0.00005 per share *	The NASDAQ Stock Market LLC *

*	Application to be made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-170707
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURES

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The description of the securities to be registered hereunder are contained in the sections entitled “Description of Share Capital,” “Description of American Depositary Shares,” and “Shares Eligible for Future Sale” in the prospectus constituting part of the Registrant’s Registration Statement on Form F-1 (File No. 333-170707), as amended, originally filed with the Securities and Exchange Commission on November 19, 2010 under the Securities Act of 1933, as amended, and are hereby incorporated by reference.
Item 2. Exhibits.
     Under the instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Sky-mobi Limited
By:	/s/ Michael Tao Song
	Name:	Michael Tao Song
	Title:	Chairman and Chief Executive Officer

Date: November 26, 2010